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                                                                    EXHIBIT 99.1


DATE:  April 18, 2005

FROM:
DURA Automotive Systems, Inc.
2791 Research Drive
Rochester Hills, Michigan 48309

Keith Marchiando (248) 299-7500


FOR IMMEDIATE RELEASE

                 DURA AUTOMOTIVE ANNOUNCES DIRECTOR APPOINTMENTS

         ROCHESTER HILLS, Mich., April 18 - DURA Automotive Systems, Inc. (Nasdaq: DRRA), announced today that the company's board of directors has elected Walter P. Czarnecki and Nick G. Preda to fill two vacant positions. With these additions, DURA's board now consists of nine members.

         Walter Czarnecki currently serves as executive vice president of Penske Corporation, a transportation services company, and has held this position for the past five years. His history with Penske dates back to 1970, and his service with the company includes the following: general manager of a Southfield, Mich. Chevrolet dealership, vice chairman of Penske Speedways, and manager of Penske retail automotive and motorsports entertainment subsidiaries. He is currently on the board of Penske Corporation and various subsidiaries of the company. In addition, Czarnecki previously served as a director of Detroit Diesel Corporation and International Speedway Corporation.

         Nick Preda is currently president of Nick G. Preda & Associates, L.L.C., a financial consulting services company. Prior to this, Preda was a principal at the operational and financial consulting firm BBK, Ltd., where he counseled the company's automotive and manufacturing client base. Preda was also an executive vice president at Bank One, N.A., where he focused on the financial institution's major corporate domestic clients.

         "It is with great pleasure that the members of DURA's board of directors and management team welcome Walter and Nick to the board," said Scott Rued, chairman, DURA Automotive.



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         "Their automotive and financial backgrounds, leadership capacity, and insight will be of great benefit to DURA shareholders and employees alike," added Larry Denton, president and chief executive officer, DURA Automotive. "I look forward to their counsel and guidance."

         DURA Automotive Systems, Inc., is a leading independent designer and manufacturer of driver control systems, seating control systems, glass systems, engineered assemblies, structural door modules and exterior trim systems for the global automotive, and recreation and specialty vehicle industries. DURA sells its products to every major North American, Asian and European automotive original equipment manufacturer (OEM) and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Mich. Information about DURA and its products is available on the Internet at www.duraauto.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," or similar expressions. These statements are based on certain assumptions that the company has made in light of its experience in the industry as well as its perspective of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to (i) expected synergies, economies of scale and cost savings from the company's acquisitions not being fully realized or realized within the expected times frames; (ii) unanticipated difficulties servicing the indebtedness of the company; (iii) costs or operational difficulties related to integrating the operations of the acquired entities with those of the company being greater than expected; (iv) labor disputes involving the company or its significant customers; (v) risks associated with conducting business in foreign countries, and (vi) general economic or business conditions affecting the automotive industry, either nationally or regionally, being less favorable than expected.


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